EXHIBIT 10.7.5

                           PHARBASE LICENSE AGREEMENT


                  THIS AGREEMENT, dated as of April 16, 1996, by and between WALSH INTERNATIONAL INC., a corporation organized under the laws of the State of Delaware (hereinafter "WALSH"), and SOURCE INFORMATICS INC., a corporation organized under the laws of the State of Delaware (hereinafter "SOURCE").

                                   WITNESSETH:

                  WHEREAS, WALSH has developed Medical Professional
Databases containing detailed demographic information about physicians; and
                  WHEREAS, WALSH has licensed its Medical Professional Databases (the "Pharbase Databases") to pharmaceutical companies in certain countries to help them identify, and promote to, specific doctors or groups of doctors within the total doctor population; and

                  WHEREAS, pursuant to the Master Reorganization Agreement, dated as of April 16, 1996 (the "Master Agreement"), between WALSH and SOURCE, WALSH has agreed to transfer to SOURCE or its subsidiaries certain of WALSH's assets including its products and services that are based on proprietary databases of prescriptions dispensed in the United States and in other countries, and designed to be used by the pharmaceutical industry in sales force compensation, territory alignment and focused promotion (SOURCE and such subsidiaries being hereinafter referred to collectively as the "SOURCE Group");

         WHEREAS,   the  SOURCE  Group   intends  to  provide   physician-linked
prescription database services to pharmaceutical and

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healthcare companies operating in the United Kingdom, France, Germany,  Belgium,
The Netherlands, Spain and Italy; and

                  WHEREAS, WALSH is willing to license the Pharbase Databases to the SOURCE Group for use internally in the development and maintenance of the SOURCE Group's SOURCE prescription database products and related services; and

                  WHEREAS, SOURCE is interested in becoming a licensee of the Pharbase Databases.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       LICENSE RIGHTS

         (a) WALSH hereby grants to SOURCE a non-exclusive and non-transferable license in the countries of the United Kingdom, France, Germany, Belgium, The Netherlands, Spain and Italy (hereinafter collectively the "Territory" and each separately a "the Country") to:

                  (i) use the Pharbase Databases described in Appendix A and owned by WALSH and its subsidiaries for inter-nal use in the development and maintenance of the SOURCE Group's SOURCE products and related servic-es;

                  (ii) use the Pharbase Databases for the purposes of collecting, verifying and disseminating physician linked prescribing information; and

                  (iii)    use  the   information   derived  from  the  Pharbase
                           Databases that becomes part of the SOURCE physi-


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                           cian-linked  prescription record in the normal course
                           of selling and exploiting its SOURCE services. Such use shall exclude the resale of information from the
                           Pharbase   Databases  to  third  parties  where  such
                           information is not enhanced by incorporation into a SOURCE physician linked prescribing record or where it reduces WALSH's ability to sell its Pharbase Database service to third parties.

         (b) SOURCE shall not, however, be permitted to make available, sell or license to any third party the Pharbase Databases or any data and information delivered to the SOURCE Group by WALSH in connection therewith except as provided in Paragraph 1(a)(ii) above.

2.       TERM OF LICENSE

         The initial term of the licenses shall be a period of 10 years from the date of execution of this Agreement. Thereafter, this Agreement shall be automatically renewed for successive five year periods unless either WALSH or SOURCE notifies the other party in writing of its intention to terminate the Agreement at least six months prior to the applicable renewal year.

3.       ROYALTIES

         (a) In consideration for each license right granted to SOURCE hereunder, SOURCE shall pay to WALSH a royalty for the fiscal year ending June 30, 1996, equal to One U.S. Dollar (US$1.00) for each physician in the Country on the Pharbase Database in regard to whom data and information


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                  have been  provided by WALSH to the SOURCE  Group  during that year. For the fiscal year ending June 30, 1997, the royalty per physician shall be US$0.75; for the fiscal year ending June 30, 1998, the royalty shall be US$0.50 per physician and for the fourth and subsequent fiscal years US$0.25 per
                  physician,   provided  that  should  SOURCE  fail  to  provide
                  information to Walsh as updates as provided in Paragraph 8(a) for any fiscal year, Walsh may in addition to any other rights
                  or  remedies  it  may  have,   increase  the  royalty  to  One
                  U.S.Dollar (US$1.00) for that fiscal year. The royalty shall be paid by September 30 of each fiscal year during the term of
                  this   Agreement  in  respect  of  the   physician   data  and
                  information supplied by WALSH for the preceding fiscal year. For purposes of this Agreement a fiscal year shall be the 12 month period beginning July 1 and ending June 30, except that the first fiscal year of this Agreement shall begin as of the date first set forth above and end June 30, 1996.

         (b) WALSH shall increase the royalty for the licensed products specified in Paragraph 3(a) annually. Said royalties for each Country in the Territory shall increase by the rate of inflation in that Country for the previous year. The effective date of the increase shall be July 1 of each fiscal year and each WALSH Company shall notify the SOURCE Company in the relevant country


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                  of the increase and provide  supporting  documentary  evidence therefor.

         (c) WALSH shall submit an invoice to SOURCE, as soon as possible after the beginning of each calendar year, specifying the total number of physicians in regard to whom data has been provided by WALSH to SOURCE. SOURCE shall pay said invoice on the later of (i) twenty (20) days after receipt of such invoice and (ii) September 30 of the relevant fiscal year.

4.       IMPROVEMENTS AND ENHANCEMENTS

         During the term of this Agreement, WALSH shall provide SOURCE on a monthly basis with all updates to the Pharbase Databases that are made by WALSH. All maintenance and support services provided by WALSH to SOURCE in the Territory, when so requested by SOURCE, shall be charged at a rate of One Thousand U.S. Dollars (US$1,000) per diem plus expenses.

5.       INTELLECTUAL PROPERTY RIGHTS

         The  ownership  of the  Pharbase  Databases,  all  software  associated therewith, and any copyrights, service marks and associated intellectual property rights relating to the Pharbase Databases shall remain the exclusive property of WALSH and its wholly-owned subsidiaries.

6.       CONFIDENTIALITY

         (a) All confidential and proprietary information disclosed by the SOURCE Group to WALSH or to the personnel of WALSH in the course of the performance of this Agreement shall remain the exclusive property of SOURCE. WALSH shall


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                  maintain the  confidentiality,  and neither  disclose to third parties nor use for its own purposes (except as separately agreed), all such information; provided, however, that the obligation of confidentiality specified above shall not extend to: (i) information that is or subsequently becomes public knowledge through no fault of WALSH or (ii) information that comes into the possession of WALSH from a third party not under an obligation of confidentiality to SOURCE.

         (b) All confidential and proprietary information disclosed by WALSH to the SOURCE Group or to the personnel of SOURCE in the course of the performance of this Agreement shall remain the exclusive property of WALSH. The SOURCE Group shall maintain the confidentiality, and neither disclose to third parties nor use for its own purposes (except as separately agreed), all such information; provided, however, that the obligation of confidentiality specified above shall not extend to (i) information that is or subsequently becomes public knowledge through no fault of the SOURCE Group, or (ii) information that comes into the possession of the SOURCE Group from a third party not under an obligation of confidentiality to WALSH.

7.       WARRANTIES AND LIMITATIONS

         (a) WALSH warrants that the Pharbase Databases licensed hereunder will perform the functions for which they are being provided to the SOURCE Group and will materially


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                  conform with the specifications agreed on from time to time by the parties.

         (b) The express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute, common law, custom, trade usage, course of dealing or otherwise, all of which are hereby excluded to the fullest extent permitted by law.

         (c) WALSH's liability to the SOURCE Group arising by reason of or in connection with a defect in the Pharbase Databases or any aspect of the data or information provided by WALSH to the SOURCE Group hereunder shall not exceed in any Country in the Territory an amount equal to the annual royalties paid by SOURCE in that Country.

         (d) In no event shall WALSH be liable to the SOURCE Group for indirect, consequential or incidental damages, including, without limitation, loss of profits, injury to persons or damage to or loss of use of any property, except injury to persons or damage to or loss of use of any property arising out of the willful misconduct of WALSH.

8.       ADDITIONAL AGREEMENTS OF PARTIES

         (a) In the event the SOURCE Group acquires information with respect to the names, addresses and telephone numbers of new physicians or the new addresses and telephone numbers of previously listed physicians, SOURCE shall promptly disclose said information to the WALSH subsidiary in the country in which the physician is located. In such event, WALSH shall validate the information and, if


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                  accurate,  promptly  incorporate the information received from
                  SOURCE in its physician database universe.

         (b) Pursuant to Clause 1(a)(iii), should SOURCE deliver its SOURCE database service at the physician level to a pharmaceutical or healthcare company which is not a client of Walsh for its Pharbase service in that Country, Source will pay to Walsh a sum each year that such data is delivered to the client a fee of 75% of the current list price of the Pharbase service in that Country.

         (c) In the event that WALSH develops a medical professional database in the other countries in which SOURCE intends to develop physician linked prescription databases, WALSH shall grant to SOURCE licenses to utilize said databases for the same purposes and under substantially similar terms as specified herein. The terms of said licenses shall be coincidental with the term of this Agreement irrespective of their commencement date. In such event, the parties shall execute an amendment to this Agreement confirming the terms and conditions of said additional license rights.

9.       TERMINATION

         (a) Either party may terminate this Agreement forthwith at any time by notice in writing to the other party if the other party commits an irremediable breach of this Agreement or commits any remediable breach and fails to remedy it within 30 days after receipt of written notice of the breach.


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         (b)      Either  WALSH or SOURCE may  terminate  this  Agreement  as it applies to a particular Country by immediate written notice if the other party becomes insolvent, or if a court of competent jurisdiction enters an order or decree in respect of such party under any bankruptcy or similar law, approving a petition for reorganization or appoint- ing a custodian for
                  all  or   substantially   all  its  assets  or  ordering   the
                  liquidation of such party.

         (c) Each party may exercise any right to terminate as provided herein by providing notice of its intention to terminate the entire Agreement or as it is in effect in any particular Country in the Territory. In the event the Agreement is terminated in one or more Countries it shall continue in full force and effect in the remaining countries in the Territory.

         (d) Notwithstanding the termination of this Agreement, the terms and provisions of Paragraph 6 herein shall survive. Upon termination, each party shall return to the other any confidential materials or information in its possession pursuant to this Agreement.

10.      MISCELLANEOUS PROVISIONS

         (a) All notices in connection with this Agreement shall be in writing and may be personally delivered or delivered by overnight delivery services, or registered or certified mail, return receipt requested, or telegraphed, tele- copied, or teletyped to the following addresses:


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                  If to WALSH, to it at:           45 Rockefeller Plaza
                                                   Suite 912
                                                   New York, N.Y.  10111

                  If to SOURCE, to it at:          2394 E. Camelback Road
                                                   Phoenix, AZ  85016

         (b) This Agreement shall not be assignable by either party without the prior written consent of the other, except to a wholly-owned subsidiary of either WALSH or SOURCE, as the case may be. In the event of a permitted assignment, however, the assigning party shall guarantee the performance of all of the obligations under this Agreement.

         (c) This Agreement supersedes any previous agreement between the parties in relation to the matters dealt with herein, represents (together with any documents referred to herein) the entire agreement between the parties in relation thereto and no variation hereof shall be effective unless made in writing.

         (d) Notwithstanding that the whole or any part of any provision of this Agreement may prove to be illegal or unenforceable, the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.

         (e) The failure by either party at any time to require performance by the other party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of any right under this Agreement.

         (f)      This   Agreement   shall  be  governed  by  and  construed  in
                  accordance with the laws of the State of Delaware.



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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement as of the day and year first above written.


                                    WALSH INTERNATIONAL INC.

                                    By:   /s/ Michael A. Hauck
                                         --------------------------


                                    SOURCE INFORMATICS INC.

                                    By:   /s/ Dennis M.J. Turner
                                         --------------------------



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                                                                      APPENDIX A


                               Pharbase DATABASES


                    1. Physician Specific Data To Be Supplied

The Walsh Medical Professional Database is customized to reflect each country's unique medical infrastructure and therefore differs in detailed respect across markets. The physician demographic information supplied to SOURCE shall include those fields described below:

Unique Walsh Identifier
Name
Specialty
Medical Qualifications (1)(2)
Date of Qualification or Birth (1)(2)
Status (e.g. Consultant) (1)
Type of Practice (e.g. private) (1)(2)
Practicing Address
Practicing Address Brick or Postal Zip (1)
Secondary Practicing Addresses (1)(2)

Notes
(1) If available and as appropriate in local market.
(2) On some physicians this field may be blank.


                                                  2.  Data Supply

Walsh will supply the Pharbase Databases for the specialties requested by the local SOURCE operations four times per annum at dates to be agreed locally. The Pharbase Databases will be supplied on computer readable magnetic media or in another format agreed locally. Should a SOURCE operation require more frequently updated versions of the Pharbase Database, each extra updated version may be purchased by SOURCE from the local Walsh operation at a rate equivalent to one quarter of the annual royalty as specified in Paragraph 3(a).



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                                                                      APPENDIX B


                     SOURCE CHARGES FOR MEDICAL PROFESSIONAL
                           DATABASE UPDATING SERVICES



GERMANY (INCLUDING AUSTRIA)           DM.550,000 per annum, payable
                                      in equal monthly installments.

THE NETHERLANDS                       DFL.400,000 per annum, payable
                                      monthly.

FRANCE                                FF.50,000 per annum, payable
                                      monthly.

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